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                                                                    Exhibit 10.4



INVENTORY AND FIXED ASSET SALE CONTRACT [CONTRATO DE COMPRAVENTA DE INVENTARIOS Y ACTIVOS FIJOS] MADE BY AND BETWEEN CELULOSA AVICOLA DE TEPATITLAN, S.A. DE C.V., REPRESENTED BY MR. CESAR SALVADOR DE ANDA MOLINA, HEREINAFTER REFERRED TO AS THE "SELLER," AND ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V., REPRESENTED BY MR. IGNACIO RINCON ARREDONDO, HEREINAFTER REFERRED TO AS THE "BUYER," PURSUANT TO THE FOLLOWING REPRESENTATIONS AND CLAUSES

                        R E P R E S E N T A T I O N S :
I. The Seller hereby represents as follows through its attorney in fact:

A. That it is a corporation duly incorporated pursuant to the laws of Mexico, as per public deed [escritura publica] N(Degrees) 17,348, dated October 14, 1988, executed before Mr. Cayetano Casillas Casillas, Notary Public N(Degrees) 3 of Tepatitlan de Morelos, Jalisco, which has been duly recorded in the Register of Deeds [Registro Publico de Comercio] of Tepatitlan de Morelos, Jalisco, under entry N(Degrees) 104, Volume 2 of Book First, of which a certified copy is hereto attached.

B. That, as established with the copies of the documents to be surrendered to the Buyer, the Seller is the sole, legitimate and exclusive owner of the inventories and fixed assets described and listed in Exhibit A hereto (the "Assets and Inventories") which, signed by the parties, is attached to this Contract to be a part of the same. Said Assets and Inventories include by way of illustration and not by way of limitation, the plot of land, machinery and equipment, components and spare parts used to make corrugated packaging, located in Tepatitlan de Morelos, Jalisco (the "Plant"), and the inventories of raw materials, finished good and goods in process.

C. That other than the Assets and Inventories listed in Exhibit B which, signed by the parties, is a part of this Contract, and which deals with the only obligations that encumber the Assets and Inventories which are the subject matter of this transaction, the Assets and Inventories are unencumbered and/or free from any title limitations (as established with the certificates of non-encumbrance hereto attached) and that any taxes and duties levied on the building included in the Assets and Inventories have been paid.

D. That the notices have been made and the consents have been secured which are necessary in order for the execution of this Contract not to breach any obligation, contract or agreement made

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or entered into with third parties, or any legal or government provisions applicable to this Contract, such as but not limited to the preferential rights or rights of first refusal.

E. That its attorney in fact has the sufficient authority to execute this Contract, and that said authority has been neither revoked nor otherwise limited and is now in effect, as established with the certified copy of the public deed hereto attached.

II. The Buyer hereby represents as follows through its attorney in fact:

A. That it is a corporation duly incorporated pursuant to the laws of Mexico, as established with public deed N(Degrees) 4,637, dated May 2, 1991, executed before Mr. Oscar Francisco Zarzosa Ruiz, Notary Public N(Degrees) 18 of the City of Durango, State of Durango, which has been duly recorded in the Register of Deeds of Durango, State of Durango, under entry N(Degrees) 10,133, page 131, volume 29, Section Fourth, Book 3, Second Auxiliary Ledger of Commerce.

That Article First of its Charter and By-Laws was amended on April 1, 1993, in order to change the corporate name to Envases y Empaques de Mexico, S.A. de C.V., pursuant to public deed N(Degrees) 7,262, executed before Mr. Oscar Francisco Zarzosa Ruiz, Notary Public N(Degrees) 18 of the City of Durango, State of Durango, on April 22, 1993, which has been duly recorded in the Register of Deeds of the City of Durango, State of Durango, under entry N(Degrees) 11,044, page 16, volume 33, Book Third, Second Auxiliary Ledger of Commerce.

B. That it is aware of the Assets and Inventories and accepts its present condition and value as set out in this Contract, on the understanding, however, that said agreement is given without prejudice of any rights available to the Buyer due to hidden defects or dispossession under law [eviccion].

C. That it wishes to buy the Assets and Inventories from the Buyer.

D. That the execution of this Contract violates no obligation, contract or agreement made by or entered into with third parties or any legal or government provisions applicable to the Contract, such as but not limited to preferential rights or rights of first refusal.

E. That its attorney in fact has the sufficient authority to execute this Contract, and that said authority has been neither revoked nor otherwise limited and is now in effect, as established with the certified copy of the public deed hereto attached.

Being in agreement with the above representations, the parties further agree as follows:
                                C L A U S E S :

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FIRST. CONTRACT PURPOSE.

The Seller hereby sells the Assets and Inventories to the Buyer and the Buyer acquires such Assets and Inventories for itself, unencumbered or free from any title limitations, other than the Assets and Inventories listed in Exhibit B. The Seller shall use any amount received hereunder to repay, to the corresponding extent, any debts which in any way encumber the Assets and Inventories, and shall prove to the Buyer such repayment within three business days following the execution of this Contract. All of the taxes, duties and assessments levied on the Assets and Inventories have been so far paid. The Buyer shall pay for such Assets and Inventories the certain price in cash hereinafter determined.

The Seller must produce proof of the release of the encumbrances or title limitations currently affecting the Assets and Inventories, within 90 days following the execution of this Contract.

SECOND. PRICE.

Bearing in mind the future flows, the fact that the Plant is now in operation and its goodwill, the parties determine that the price of the Assets and Inventories aggregates US$7,650,000 plus value added tax, where applicable.

The Buyer shall pay the price mentioned in the preceding paragraph to the Seller as follows:

a.1. For the sale of the Land on which the Plant is located, excluding any constructions, equipment and facilities in the same, US$2,500,000, on the execution date of the respective public deed.

a.2. For the sale of the Inventories listed on Section 1 of Exhibit A hereto, US$1,706,000, on the execution date of this Contract.
a.3. For the sale of the Machinery listed on Section 2 of Exhibit A hereto, US$3,444,000, on the execution date of this Contract.

All of the amounts set out in this Clause and throughout this Contract shall be paid in U.S. Dollars or else the equivalent thereof in Mexican currency, at the iterbank sale exchange rate published on El Financiero on the payment date of any of the amounts herein listed.

In view of the foregoing, the Seller shall issue and surrender upon receiving each payment from the Buyer, the corresponding invoices which must meet the applicable tax requirements.

THIRD. ADJUSTMENT DUE TO SALE VALUES WHICH ARE BELOW THE AGREED

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UPON SALE VALUES.

The inventories of finished goods or goods in process as of the execution date of this Contract must be duly identified in order for the Buyer to make its best efforts to sell the same; if by September 30 of this year it has not been possible to sell such goods for any reason, they must be assigned to the Seller, at the specific prices defined for each customer in Exhibit A. The value resulting from such assignment shall be converted into Dollars at the interbank sale exchange rate in effect as of the execution date of this Contract and published on El Financiero, for each U.S. Dollar, and the resulting amount shall be paid to the Buyer as indemnification on or before July 31st, 2001.

The [prices of the] paper, goods in process and finished goods inventories mentioned in Section 1 of Exhibit A may be adjusted on the basis of the physical inventory which for this purpose will be made and signed by the parties on August 1st, 2000, to establish their agreement therewith. The adjustment amount shall be paid by the Buyer or the Seller, as proper, on or before July 31st, 2001.

FOURTH. ENCUMBRANCES OF THE GOODS WHICH ARE THE SUBJECT MATTER OF THE
TRANSACTION.

In the event that any of the Assets and Inventories are subject to any lien or encumbrance or in the event that title to the same is limited or otherwise forfeited (the "Limitation"), due to tax, labor, ecological or other liability, which originate prior to the execution of this Contract, the Seller shall hold the Buyer free and safe from and if proper indemnify the Buyer from such liability, within five business days following the date of such liability, by
(1) the immediate replacement of the involved goods, with others having the same features, quality and efficiency as the replaced goods, including any replacement expenses, and put them in the same production and efficiency conditions that they had prior to such encumbrance, or (2) reimbursing the corresponding amount paid for such assets or inventories, at the value that both parties determine in Exhibit A, plus 35%; this shall not apply if the Seller decides to repay the debt, credit or liability that gave rise to the Limitation or if it decides in good faith to defend the action that gave rise to the Limitation, in which case the indemnification shall be paid within five business days following the date on which confirmation has been issued that said defense has failed and the Limitation is ratified as final. In order for the Seller to file such defense, the Buyer shall forthwith report to it any matter that brings or may bring about a Limitation.

If such payment, replacement or reimbursement is not made, whether because such defense is not filed or the Limitation is confirmed after such defense, the Seller shall pay to the Buyer, as liquidated damages, the value of the property which is the subject

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matter of the Limitation, plus 50% of such value.

FIFTH. OPTION TO BUY THE ADJOINED PLOT OF LAND.

In addition, the Seller grants the Buyer the exclusive option to buy, within three years following the execution date of this Contract, additional land for expansion purposes as described in Exhibit C and located on the back of the property which is hereby transferred, so that the surface area of the land included in the Assets and Inventories which are the subject matter of this Contract and the additional surface area jointly aggregate up to 55,000m2. Said Seller's obligation, whose fulfillment the Buyer may demand at any time upon a written notice served 120 days prior to the proposed sale date, will be subject to payment of US$35 per square meter and on the understanding that the aforesaid land portion for expansion purposes is unencumbered or free from any title limitations and that the taxes and duties levied on said portion of land have been paid. In order to comply with its obligations under the sale option to which this Clause refers and in order to prevent the possibility that any third party may acquire the land mentioned in Exhibit C, the Seller shall immediately take all of the necessary steps, such as but not limited to securing the transfers to the Seller or the necessary consents or authorizations from the present owner and that said action be proven to the Buyer as soon as possible.

SIXTH. PREFERENTIAL RIGHT.

The Seller hereby grants the Buyer a preferential right to buy the Seller's shrink packaging division located also in Tepatitlan de Morelos, Jalisco, subject to the following conditions:

a) In the event that the Seller wishes to sell its shrink packaging division to third parties, such as but not limited to by means of the transfer of assets and other property of said division or by selling in whole or in part the shares of any class of Celulosa Avicola de Tepatitlan, S.A. de C.V. (other than the stock transfers among the present stockholders of the Seller or its companies, to the extent that the Seller's present stockholders remain as majority stockholders of said companies, and the stockholders retain the corporate control, as stated in Exhibit D), the Seller must serve upon the Buyer a written notice at least 15 days in advance and at the conventional address hereinafter set forth, that it wishes to sell such division, and indicating how, for what price, in what terms and conditions and other formalities of the transaction;

b) The Buyer shall have 10 calendar days following the date on which it receives the notice mentioned in the preceding paragraph, to advise the Seller in writing whether or not it wishes to exercise the preferential right hereby granted to it;

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c) In the event that the Buyer reports that it wishes to exercise said preferential right, its confirmation must set out the terms of its purchase offer, which the Seller shall analyze; if the Buyer's purchase offer matches the terms of any third party purchase offer, the agreements or contracts that the parties may deem advisable will be executed in order to effect the transfer as soon as possible.

d) In the event that the Buyer reports, within the aforesaid deadline, that it will not exercise the preferential right hereby conferred upon it or else if the terms of its offer do not match the terms of the third party offer, the Seller may transfer the asserts, property or stock involved, on the understanding that any change in the way, price, terms, conditions or formalities of the shrink packaging division transfer will bind the Seller to once again advise the Seller in writing, in order to comply with the provisions of this Clause.

e) Any sale of the Seller's shrink packaging division which contravenes the above provisions shall bind the Seller to pay to the Buyer any damages caused by said contravention and which the parties hereby set at 5% of the contemplated transaction, on the understanding that it shall not be less than US$500,000, which shall be the amount of the liquidated damages for all pertinent purposes.

SEVENTH. TAXES AND EXPENSES.

Each party shall bear its own taxes, duties, expenses, fees and any other disbursement due to the execution of this Contract, such as but not limited to brokers', attorneys', accountants' and generally any external advisor's fees and expenses. The expenses or costs resulting from the separation, division or adaptation of the corrugated packaging and shrink packaging facilities and which are described in Exhibit E, for up to US100,000, are expressly excluded from the foregoing, and must be paid by the Buyer, on the understanding that it must have the Seller's approval in writing of the budget to carry out such separation, division or adaptation works. Any amount in excess of said amount will be negotiated in good faith by both parties and said separation, division or adaptation work must not cause any delay in or detriment to the goods, manufacturing methods or provision of services by the corrugated packaging division, whose Assets and Inventories are the subject matter of this Contract.

The parties further agree to mutually provide the services listed in Exhibit F, pursuant to the next paragraph, which will be paid by the party receiving the services, at cost, without any profit for the party providing the services, on the understanding that the expenses for installing metering and similar systems will be included in the amount to which the preceding paragraph refers.

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The representatives appointed [by the parties] will define (i) how the shared services to which Exhibit F refers will be provided; (ii) whether some corrugated packaging division employee will provide services in the shrink packaging division; the commercial and support plans between the parties in order not to affect the customers or the corrugated packaging and/or shrink packaging division; (iv) immediate programs to substitute the Seller for the Buyer in any contracts with customers and suppliers; (v) steps to handle relations with the union and employees, and to report the events [which are the subject matter of this Contract] to the personnel; and (vi) generally, such actions as may be advisable or necessary for the parties in order for the new management to take over in the best possible way.

EIGHTH. EMPLOYER SUBSTITUTION

In executing this Contract, the Buyer accepts to become the substitute employer of all the workers and employees that provide services up to the execution date of this Contract to the Seller in the corrugated packaging division (other than the persons that the parties agree will provide services to the shrink packaging division) and which are identified in the payroll which, signed by the parties, is attached to this Contract as Exhibit G to be a part of the same. The Seller shall hold the Buyer free and safe from any contingency arising from labor relations and events that occur prior to the execution date of this Contract (other than any contingency resulting from the seniority rights of workers and employees that will be the Buyer's workers and employees when the Buyer becomes the substitute employer from the execution date of this Contract onward), as to any related authority such as but not limited to the Ministry of Finance and Public Credit [Secretaria de Hacienda y Credito Publico], the Tax Administration System [Sistema de Administracion Tributaria] ("SAT"), the Mexican Institute of Social Security [Instituto Mexicano del Seguro Social] ("IMSS"), the Retirement Saving System [Sistema de Ahorro para el Retiro] ("SAR"), and the Institute of the National Workers' Housing Fund [Instituto del Fondo Nacional de la Vivienda para los Trabajadores] ("INFONAVIT") or as to any worker or employee.

In the event that any worker, employee or authority files any claim against the Buyer for anything that took place before the date of this Contract (with the exceptions listed in the above paragraph), the Buyer shall forthwith serve a written notice on the Seller so that the Seller, if it so wishes, file such legal defense as it may deem proper, provided that no lien or charge is created on or threatened against any of the Buyer's properties, as in this case such defense will be filed only if the Seller releases the Buyer's properties before filing such defense or guarantees to the Buyer's satisfaction, payment for any damages or losses resulting from said claim.

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In the event that the Buyer pays anything due to such claim, such payments will be reimbursed by the Seller, but the Buyer may but shall not be under the obligation to make such payments to the workers, employees or authorities and, therefore, any consequence of any non-payment shall be the Seller's exclusive liability.

The parties agree that the Buyer recognizes the seniority, fringe benefits and other current employment conditions of the workers listed in Exhibit G and, for this purpose, will issue letters of recognition [cartas de reconocimiento] to each of said workers and, if proper, will enter into individual employment contracts [with such workers] including at least the same employment conditions; the Buyer shall issue such letters or documents within 15 days following the execution date of this Contract.

In addition, the parties undertake, throughout a 6-month term following the execution date of this Contract, not to hire any worker of the other party. NINTH. ADDITIONAL OBLIGATIONS OF THE PARTIES.
This Contract, in addition, is subject to fulfillment of the following conditions:

a) That as of the date of this Contract the Seller have current all of the permits, licenses or authorizations that may be necessary to operate the corrugated packaging Plant whose Assets and Inventories are the subject matter of this transaction;

b) That the Seller make it best efforts to support the Buyer in the assignment or securing of the permits, licenses or authorizations for the corrugated packaging division and the deeding [escrituracion] of the land on which the Plant is located, which must take place on the execution date of this Contract;

c) That from the date of this Contract onward, the Seller, its stockholders and the [stockholders'] relatives to the fourth degree abstain from engaging, either directly or indirectly, in the corrugated packaging business, for at least four years in the States of Jalisco and Michoacan, and for at least three years in the States of Sinaloa, Nayarit, Colima, Guanajuato and Aguascalientes, unless the Buyer asks the Seller in writing to participate in the sale and/or collection of said goods, in order not to affect the Seller's former customers. In these cases, the Seller shall make its best efforts to support the Buyer.

d) That the Seller and the Buyer enter into an agreement on this same date to set up a technical and commercial alliance that guarantees the supply of corrugated packaging for at least the next five years.

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e) That the Seller supply to the Plant whose Assets and Inventories the Buyer hereby acquires, upon the corresponding payment, at cost per cubic meter charged by the National Water Administration [Comision Nacional del Agua], or any other public agency that replaces such Administration, plus the pumping cost, at least 4,500m3 of water per month, from the execution date of this Contract onward. The Seller's obligation shall be complied with provided that (i) it is possible to supply the aforesaid water volume based on the water volumes received from the public agency charged with supplying water, and that any reduction in such volumes is not the result of the Seller's default or delay in paying the corresponding fees or duties; the supply of such water volume must not cause the Seller not to have, due to causes not imputable to it, not to have water for the regular and day-to-day operation of its facilities; (iii) no failures or breakdowns occur which are attributable to the Buyer or third parties and which prevent the proper supply of water as aforesaid; and (iv) no act of God or force majeure prevents such supply.

Any default of the above conditions will entitle the non-defaulting party to sue for strict fulfillment before the competent courts, unless the defaulted condition prevents or substantially affects the transfer of the property to which this Contract refers or substantially prevents utilizing or turning to account such property, in which case the non-defaulting party may demand the rescission of this Contract and the refund of any amounts mutually paid. In any other event that the parties default any condition, the defaulting party shall pay to the non-defaulting party any damages caused by the default, plus any expenses, costs, taxes, duties or fees paid to comply with the involved condition.

TENTH. NOTICES.

The parties declare that they have the following addresses for service of process purposes hereunder:

Seller:

Parque Industrial Los Altos S/N

Oficinas Corporativas de Celatep

Tepatitlan de Morelos, Jalisco

Attention: Cesar de Anda Molina

Ignacio Castillo Arreola

Buyer:

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Avenida Lazaro Cardenas 2400

Edificio Losoles 6(Degrees) Piso

Colonia del Valle

66220 Garza Garcia, Nuevo Leon

Attention: Ignacio Rincon A.
With a copy to:

Gabriel Villegas S.

Poniente 140 N(Degrees) 840
Colonia Industrial Vallejo

02300 Mexico, D.F.

Any notices that the parties must give each other in connection with this Contract shall be made in writing and sent via registered mail return receipt requested or via any other means in writing that guarantees that the addressee will receive such notices at any of its addresses. The parties must serve written notice of any change of address, and therefore all of the notices and any other communication made pursuant to this Contract shall be regarded validly made at the latest registered address.

ELEVENTH. AMENDMENTS
Any amendment that the parties wish to make to this Contract must be made in writing signed by the parties.

If any amendment is made to this Contract as provided in the preceding paragraph, such amendment will only affect the issue that such amendment expressly addresses and therefore the terms and conditions of the other Clauses of this Contract shall remain in full force and effect.

TWELFTH. ENTIRE AGREEMENT.

This Contract represents the entire agreement between the parties as to its subject matter, wherefore the parties expressly declare that any other agreement made prior to the execution of this Contract, whether oral or in writing, tacit or express, which directly or indirectly relates to the subject of this Contract, is hereby terminated as to anything that contravenes this Contract.

THIRTEENTH. APPLICABLE LAW.

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The parties agree to submit to the applicable laws of the Federal District for the construction and fulfillment of this Contract.

FOURTEENTH. JURISDICTION AND COMPETENCY.

In the event of any dispute between the parties in connection with this Contract or its construction, the parties hereby submit to the jurisdiction and competency of the laws and competent courts of the City of Mexico, Federal District, and expressly waive the venue of any other court to which they may be subject by virtue of their present or future domiciles or otherwise.

Having read this Contract and having declared that they are aware of this Contract's legal purposes and effect, the parties sign the same on this 31st day of July 2000, in the City of Guadalajara, Jalisco.

The Seller  The Buyer

By: (An illegible signature)  By: (An illegible signature)

Cesar Salvador de Anda Molina  Ignacio Rincon Arredondo

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